3POWER ENERGY GROUP INC.

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into as of August 10, 2011 by and between 3Power Energy Group Inc., a Nevada corporation (the “Company”), and Antonio Conte, an individual (“Mr. Conte” and together with the Company, the “Parties” and each, a “Party”).

WHEREAS, Mr. Conte has served and is a member of the Board of Directors of the Company (the “Board”);

WHEREAS, Mr. Conte desires to resign in all capacities as a director of the Company, and although not required for Mr. Conte’s resignation to be effective, the Company desires to accept such resignations; and

NOW THEREFORE, in consideration of these recitals, and for the promises, acts, releases and other good and valuable consideration hereinafter recited, the receipt and sufficiency of which are hereby accepted and acknowledged, the Parties hereby agree as follows:

1.             Resignation.  Mr. Conte hereby resigns as a member of the Board and from any other capacity in which Mr. Conte provided services to the Company and/or the Board, and hereby relinquishes in full any and all authority thereto, each as of the date hereof.

2.             Releases.

(a)           For and in consideration of the covenants made by the Company in this Agreement, Mr. Conte hereby releases and forever discharges the Company and its past and present affiliates, subsidiaries, officers, directors, partners, principals, consultants, attorneys, agents, servants, representatives, successors, heirs, assigns and control persons, as applicable (collectively, the “Company Released Parties”), from any and all claims, demands, obligations, losses, causes of action, costs, expenses, reasonable attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown (including, but not limited to, any and all claims which relate to, arise from, or are in any manner connected to his services on behalf of the Company) that Mr. Conte has, had or claims to have against any or all of the Company Released Parties (collectively, the “Company Released Claims”).   Notwithstanding the foregoing, each of Mr. Hany Salem and Falak Investments AG and their respective affiliates are not, and will not ever be, a Company Released Party in any way, manner or form or at any time, or have any of the rights, privileges and protections afforded to the Company Released Parties.

Separation Agreement

(b)           (i) For and in consideration of the covenants made by Mr. Conte in this Agreement, the Company hereby releases, extinguishes, acquits, remises and forever discharges, fully, finally and forever, Mr. Conte and his heirs, executors, trusts, trustees, fiduciaries, personal representatives, agents, successors, assigns, affiliates (whether past or present and direct or indirect),and firms, investment vehicles, funds and any other entities managed or controlled by Mr. Conte or his affiliates, or in which Mr. Conte or any affiliate had or has a controlling interest as well as the Company’s affiliates’ subsidiaries, predecessors, parent companies, divisions, officers, directors, partners, managers, principals, control persons, shareholders, stakeholders, consultants, attorneys, agents, servants, representatives, transferees, successors, assigns and subrogees (collectively, the “Conte Released Parties” and together with the Company Released Parties, the “Released Parties”), from and against any and all actions, claims, demands, conflicts of interest (including, without limitation, the potential conflict of interest described in Section 3(b) hereof) causes of action, complaints, suits, proceedings, orders, judgments, matters, controversies, defenses, contracts, agreements, statements, events, conduct, omissions or failure to act, fault and wrongdoing (whether reckless, negligent or intentional, with or without malice, or breaches any duty, law or rule), obligations, liabilities, debt, losses, damages, costs, expenses, attorneys' fees, and promises and covenants (other than those arising hereunder), whether based on contract, tort, federal, state, local or foreign law or statute (including, without limitation, common law and claims for indemnification or contribution), or other legal or equitable theory of recovery, and in every forum and jurisdiction, whether now existing or coming into existence in the future, known, suspected or unknown, contingent or non-contingent, which the Company has, had, may have, will have or claims to have, or may hereafter have or claim to have, against any or all of the Conte Released Parties in connection with Mr. Conte’s services to the Company and any other matters which may relate, or which have been related to, such services, and to any subject that was, or could have been raised, made or to be made, without regard to the subsequent discovery or existence of different or additional facts, or mistake of fact or law (collectively, the “Conte Released Claims”).

(ii) The execution of this Agreement, and the consideration and other terms and conditions thereof, do not constitute and shall not be construed as or deemed to be evidence of an admission or concession of any fault, liability or wrongdoing, and Mr. Conte expressly denies any fault, liability or wrongdoing whatsoever, and this Agreement may not be used for any purpose other than to effectuate this settlement.

3.         Covenants and Waivers.

(a)       Mr. Conte hereby agrees to promptly take such further actions as reasonably necessary, without additional compensation (as long as Mr. Conte does not incur out-of-pocket expenses), to execute and deliver to the Company such certificates, instruments or other documents as may be reasonably necessary to accomplish transition of authority to his successor and to accomplish any and all legally required disclosures by the Company regarding his resignation.

(b)       The Company definitively waives any and all direct or indirect actual or potential conflicts of interest (whether arising from a past, current or future action, event or occurrence) between Mr. Conte, on the one hand, and any and all affiliates of the Company and affiliation with any, including, without limitation, providers of financing, services or other contractual parties the Company contracts, on the other hand, during the term of his services rendered to the Company.

Separation Agreement

(c)        Mr. Conte covenants and agrees not to commence or prosecute any action or proceeding against the Company Released Parties based on the Company Released Claims.

(d)        The Company covenants and agrees not to commence or prosecute any action or proceeding against the Conte Released Parties based on the Conte Released Claims.

4.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.  Should any dispute arise under this Agreement, the Parties consent to the personal jurisdiction in the State of New York, and agree that any lawsuit, claim, dispute, or action arising out of or concerning this Agreement shall be adjudicated by the Courts of New York County, State of New York.

5.             Interpretation.  This Agreement shall be construed as if the Parties jointly prepared this Agreement and any uncertainty or ambiguity shall not be interpreted against any Party.

6.             Representations.

(a)           Each Party represents and warrants to the other that such Party has full power and authority to enter into this Agreement and to consummate and perform the actions and transactions contemplated by this Agreement, and that all action, administrative, corporate or otherwise, required to be taken by the Party to authorize the execution, delivery, and performance of this Agreement has or will be taken prior to execution herein.  The Parties further represent that this Agreement constitutes a valid and binding obligation upon the Parties.

(b)           Mr. Conte hereby represents and warrants to the Company that he is resigning at his own free will and volition, and not under duress or compulsion or in connection with any disagreements with the Company, its Board, the Company’s management or the Company auditors over the Company’s operations, policies or accounting practices.

Separation Agreement

7.         Complete Agreement.  This Agreement contains the entire understanding by and between the Parties and supersedes any and all prior agreements and understandings between any and all of the Parties and the Company, whether such agreements or understandings were oral or written, and all of which prior agreements and understandings are hereby definitively terminated and of no further force or effect.  The Parties acknowledge and represent that they have not relied on any statements, agreements, representations, promises, warranties, or other assurances, oral or written, other than those contained herein.  Each Party agrees that this Agreement is intended to cover any and all matters and claims (including possible and contingent claims) arising out of or related to any and all prior agreements or understandings and this Agreement shall not be limited in scope to cover any and all prior matters, whether any such matters are known, unknown or hereafter discovered or ascertained.  Each of the Parties covenants and agrees that it will not, at any time hereafter, either directly or indirectly, initiate, assign, maintain or prosecute, or in any way knowingly aid or assist in the initiation, maintenance or prosecution of any claim, demand or cause of action at law or otherwise against the Company Released Parties or any of them, or the Conte Released Parties, or any of them, as applicable, for damages, loss or injury of any kind arising from, related to, or in any way connected to any activity with respect to which a release has been given pursuant to this Agreement, except to enforce this Agreement.

8.         Non-Disparagement.  Each Party hereby agrees with the other Party that such Party and its respective Released Parties will not make any remarks or adverse statements in any and all media (e.g., in writing, orally or on the internet via, among other things, blogs and social networks) about the other Party or its Released Parties that could reasonably be construed as disparaging or defamatory, or to cast such Party or any of its Released Parties in a negative light, or harm a Party’s or any of its Released Parties’ current or prospective business plans.  Any and all compliance by the Company with respect to requisite disclosures under the U.S. federal securities laws and all other laws, rules and regulations applicable to the Company shall be deemed not to be disparaging or defamatory.  Each Party will bear its own costs, expenses, and claims to interest, including, without limitation, attorneys' fees incurred in or arising out of, or in any way connected with the matters which are referenced or covered in the Agreement.

9.             Dispute Resolution.

Any controversy, claim, or dispute arising out of or related to this Agreement or the interpretation, performance, or breach hereof, including, but not limited to, alleged violations of state or federal statutory or common law rights or duties, shall be resolved as follows:

(a)           The Party that asserts that there has been a breach of this Agreement, or that there exists a controversy, claim or dispute arising out of or related to this Agreement or the interpretation or performance thereof, shall notify the other Party of its assertions regarding same in writing, including the basis of the Party’s assertions and an opportunity to cure;

(b)           The Party receiving such notification shall have fourteen (14) days to respond in writing, or longer if all Parties agree, and must state whether the receiving Party agrees or disagrees with the asserting Party’s claim(s);

(c)           If the receiving Party does not agree with the asserting Party’s claim, all Parties shall have an informal meeting by telephone or other means within fourteen (14) days of the receiving Party’s written response, or a longer period if all Parties agree, where all Parties shall meet in good faith in an effort to resolve the dispute;

Separation Agreement

(d)           If the Parties fail to reach an agreement to resolve the dispute at the informal meeting despite good faith efforts to do so, the dispute shall be resolved solely and exclusively by final and binding arbitration conducted according to the JAMS/Endispute Comprehensive Arbitration Rules and Procedures in effect as of the date hereof, including the Optional Appeal Procedure provided for in such rules (the “Arbitration Rules”).  The arbitration shall be conducted exclusively in New York, New York before a panel of three neutral arbitrators chosen as follows:  each Party will select one arbitrator and the two selected arbitrators shall select the third arbitrator.  The ruling of the arbitration panel shall be final and binding, except as appealed pursuant to the Optional Appeal Procedure, in which case the ruling of the appellate panel shall be final and binding.  The cost of the arbitration shall be borne by the non-prevailing party, as determined by the arbitration panel or the appellate panel, as applicable.

(e)           In the event any legal action or proceeding is undertaken by one of the Parties hereto against another as a result of an alleged breach of this Agreement, or this Agreement is asserted as a defense in a legal action or proceeding brought by one of the Company Released Parties or Conte Released Parties, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party all reasonable costs and expenses of said proceeding or action, including reasonable attorneys’ fees and expenses.

10.           All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by an internationally recognized overnight courier to the respective Party at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that a notice of change of address(es) shall be effective only from the date of its receipt by the other Party):

(i)	if to Antonio Conte, to:

c/o CRP Merchant Corporation
[●]
[●]
Fax: [●]
Email:  antonio.conte@crpholding.it

With a copy to (which shall not constitute notice):

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, NJ 08830
Attn:  Joseph Lucosky, Esq.
Fax:  (732) 395-4400
Email: jlucosky@lucbro.com

Separation Agreement

(b)	if to 3Power Energy Group Inc., then to:

3Power Energy Group Inc.
c/o Wuersch & Gering LLP
100 Wall Street, 21st Fl.
New York, New York 10005
Attn: Toby Durrant
Email: t.durrant@3powerenergy.com

With a copy (which shall not constitute notice) to:

Wuersch & Gering LLP
100 Wall Street, 21st Fl.
New York, New York 10005
Attn: Travis L. Gering
Fax: 610-819-9104
Email: travis.gering@wg-law.com

11.           Modification.  This Agreement shall not and cannot be modified by any Party by any oral promise or representation made before or after the execution of this Agreement, and may only be modified by a writing signed by all Parties.  This Agreement shall be binding upon and inure to the benefit of the Company Released Parties and the Conte Released Parties.

12.           Construction.  The headings of paragraphs are used for convenience only and shall not affect the meaning or construction of the contents of this Agreement.  Should any portion (e.g., word, clause, phrase, sentence, paragraph or section) of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.  This Agreement shall survive indefinitely.  The terms and conditions of this Agreement have been, or will deemed to be, jointly negotiated by the Parties, and in the event of any ambiguity or controversy it shall not be construed against either Party as the draftsperson.  Each Party has had ample opportunity to consult with counsel and has independently determined to proceed with this Agreement with or without such counsel.  Neither Mr. Conte nor any of the other officers or directors of the Company have relied upon Company counsel with respect to any advice of any nature or kind regarding this Agreement, and Mr. Conte expressly acknowledges and agrees that Company counsel does not represent Mr. Conte individually or as an officer or director of the Company.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.  This Agreement may be executed in counterparts and may be delivered via fax or scan which shall have the same full force and effect as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

/s/ Antonio Conte
Name:	Antonio Conte

3POWER ENERGY GROUP INC.

By:	/s/ Toby Durrant
	Name:	Toby Durrant
	Title:	Chief Investment Officer

[Signature page to A. Conte Separation Agreement]